U.S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                        FORM 8 - K/A



      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 14, 1997



                   BSD MEDICAL CORPORATION


               Commission file number 0-10783


           DELAWARE                               75-1590407
(State of Incorporation)              (IRS Employer Identification Number)



     2188 West 2200 South
     Salt Lake City, Utah                         84119
(Address of principal executive offices)       (Zip Code)



Registrant's  telephone number, including area  code:   (801) 972-5555




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                CURRENT REPORT ON FORM 8-K/A


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)(1)(i)    BSD Medical Corporation, a Delaware corporation
       (the  "Company"), dismissed its former auditors, KPMG
       Peat Marwick, LLP ("KPMG"), on August 14, 1997.

(a)(1)(ii) During the fiscal years ended August 31, 1995, and August 31, 1996, the KPMG reports on the Company's financial statements neither contained any adverse opinions or disclaimers of opinions nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG auditors' report on the Company's financial statements for the fiscal years ended August 31, 1995, and August 31, 1996, contained additional paragraphs relating to an uncertainty about the Company's ability to continue as a going concern due to the Company's significant losses and working capital deficit.

(a)(1)(iii) The decision to terminate its relationship with KPMG was approved by the Board of Directors of the Company.

(a)(1)(iv) During the fiscal years ended August 31, 1995, and August 31, 1996, and through and including August 14, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(a)(2) Pursuant to action approved by the Company's Board of Directors, the Company retained Tanner + Co. as its auditors as of August 14, 1997.

(a)(3) The Company provided KPMG with the above disclosure prior to filing this Current Report on Form 8-K with the Commission, and is filing herewith KPMG's response to those disclosures pursuant to Item 304(a)(3) of Regulation S-B.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

   The  following exhibit (numbered in accordance with  Item
601 of Regulation S-B) is filed as part of this report.

Exhibit                         Description
Number

16    Letter  of  KPMG Peat Marwick, LLP, dated August  14, 1997.




SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              BSD MEDICAL CORPORATION


Date:  September 2, 1997         By:      /s/ Paul F. Turner
                                Paul F. Turner
                                Chairman of the Board, Acting
                                President,  and  Senior  Vice
                                President of Research